UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021 (May 16, 2021)

Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

(240) 662-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2021, Discovery, Inc., a Delaware corporation (“Discovery” or the “Company”) and Drake Subsidiary, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Discovery (“Merger Sub”), entered into definitive agreements with AT&T Inc., a Delaware corporation (“AT&T”), and Magallanes, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Spinco”), pursuant to which and subject to the terms and conditions therein (1) AT&T will transfer the business, operations and activities that constitute the WarnerMedia segment of AT&T, subject to certain exceptions as set forth in the Separation Agreement (as defined below) (the “Spinco Business”) to Spinco (the “Separation”), (2) AT&T will distribute to its stockholders the issued and outstanding shares of common stock, par value $0.01 per share of Spinco (“Spinco Common Stock”) held by AT&T by way of either (at AT&T’s option) a pro rata dividend, an exchange offer or a combination of an exchange offer and a pro rata dividend for any shares that are unsubscribed in the exchange offer (the “Distribution”) and (3) Merger Sub will merge with and into Spinco, with Spinco as the surviving entity and wholly owned subsidiary of Discovery (the “Merger”). As a result of the Merger, the existing shares of Spinco will be automatically converted into the right to receive a number of shares of Discovery New Series A Common Stock (as defined below). Upon consummation of the Merger, existing shareholders of Discovery will own approximately 29% of the outstanding shares of Discovery on a fully diluted basis (computed using the treasury stock method). The Distribution and the Merger are a Reverse Morris Trust (“RMT”) and are expected to be tax-free to AT&T stockholders for U.S. federal income tax purposes, except to the extent that cash is paid to AT&T stockholders in lieu of fractional shares in the Distribution or the Merger.

The definitive agreements entered into in connection with the RMT include (1) an Agreement and Plan of Merger, dated as of May 17, 2021, by and among Discovery, AT&T, Spinco and Merger Sub (the “Merger Agreement”), and (2) a Separation and Distribution Agreement, dated as of May 17, 2021, by and among Discovery, AT&T and Spinco (the “Separation Agreement”), (3) an Employee Matters Agreement, dated as of May 17, 2021, by and among Discovery, AT&T and Spinco (the “EMA”), (4) a Voting Agreement, dated May 17, 2021 (the “A/N Voting Agreement”), by and among Discovery, AT&T, Spinco, Advance/Newhouse Programming Partnership, a New York Partnership (”ANPP”), and Advance/Newhouse Partnership, a New York partnership (“ANP”), (5) a Consent Agreement, dated May 17, 2021, by and among Discovery, ANPP and ANP (the “A/N Consent Agreement”), (6) a Voting Agreement, dated May 17, 2021, by and among Discovery, AT&T, Spinco, John C. Malone, John C. Malone 1995 Revocable Trust, Malone Discovery 2021 Charitable Remainder Unitrust and Malone CHUB 2017 Charitable Remainder Unitrust (the “Malone Voting Agreement”) and (7) a Tax Matters Agreement, dated as of May 17, 2021, by and among Discovery, AT&T and Spinco (the “Tax Matters Agreement”). Certain additional agreements will be entered into among Discovery, AT&T and Spinco (or, in some instances, only AT&T and Spinco), including, among others:

•	a Transition Services Agreement; and

•	an Intellectual Property Matters Agreement.

The Separation Agreement

The Separation Agreement sets forth the terms and conditions regarding the separation of the Spinco Business from AT&T. The Separation Agreement identifies and provides for the transfer of certain assets by AT&T to Spinco and the assumption of certain liabilities by Spinco from AT&T.

The Separation Agreement also governs the rights and obligations of AT&T and Spinco regarding the Distribution. At AT&T’s election (subject to certain restrictions), pursuant to the Separation Agreement, the Distribution may be effected by means of a pro rata dividend of Spinco Common Stock to AT&T’s stockholders, through an exchange offer of AT&T Common Stock for Spinco Common Stock or a combination of an exchange offer and a pro rata dividend to AT&T’s stockholders of the remaining shares of Spinco Common Stock that were not exchanged in the exchange offer.

In connection with the Separation, Spinco will (1) assume debt of the existing Spinco Business, (2) pay a cash dividend to AT&T (the “Spinco Special Cash Payment”), and (3) in certain circumstances issue to AT&T debt instruments of Spinco (the “Spinco Debt Distribution”), in an aggregate amount of $43 billion, with the Spinco Special Cash Payment and Spinco Debt Distribution being subject to potential adjustments under the terms of the Separation Agreement. AT&T expects to deliver the Spinco debt instruments in exchange for outstanding debt obligations to be identified by AT&T prior to the consummation of the Distribution (the “Debt Exchange”). The Separation Agreement also sets forth other agreements between AT&T, Spinco and Discovery, including adjustments for capital expenditures and the conversion of Spinco assets to cash prior to the Distribution. Each of Discovery and AT&T will use reasonable best efforts to facilitate the Debt Exchange. Other than certain agreed terms, Discovery will determine the terms of the Spinco debt instruments, but AT&T will not be required to accept any Spinco debt instruments that have a fair market value less than their face value (the “Par Exchange Requirement”). If the Par Exchange Requirement is not satisfied immediately prior to the Distribution, Spinco will draw on the Bridge Loan (as defined below) with respect to the amount of the Spinco Debt Distribution.

The Separation Agreement governs certain aspects of the relationship between AT&T and Spinco after the Distribution, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information and access to and provision of records. The parties have mutual ongoing indemnification obligations following the Distribution with respect to certain liabilities related to the Spinco Business and the remaining AT&T business, respectively.

Consummation of the Distribution is subject to various conditions, including, among other things, (1) the substantial completion of the Separation and payment by Spinco to AT&T of the Spinco Special Cash Payment, (2) the satisfaction or waiver of all conditions under the Merger Agreement, and (3) the delivery to the board of directors of AT&T of a solvency opinion by an independent appraisal firm in respect of the solvency of Spinco and the solvency and surplus of AT&T (such solvency opinion to be reasonably acceptable to AT&T).

The foregoing description of the Separation Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, which is attached as Exhibit 2.2 and is incorporated herein by reference.

The Merger Agreement

The Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will be merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of Discovery. On the closing date and prior to the effective time of the Merger, Discovery will amend and restate its certificate of incorporation to provide that, among other things, (1) each issued and outstanding share of Discovery’s Series A Common Stock, par value $0.01 per share, will be reclassified and converted into one share of a single class of common stock designated as Series A Common Stock, par value $0.01 per share, of Discovery (“Discovery New Series A Common Stock”), (2) each issued and outstanding share of Discovery’s Series B Common Stock, par value $0.01 per share, will be reclassified and converted into one share of Discovery New Series A Common Stock, (3) each issued and outstanding share of Discovery’s Series C Common Stock, par value $0.01 per share (“Discovery Series C Common Stock”), will be reclassified and converted into one share of Discovery New Series A Common Stock, (4) each issued and outstanding share of Discovery’s Series A-1 Convertible Participating Preferred Stock, par value $0.01 per share, will be reclassified and converted into 13.11346315 shares of Discovery New Series A Common Stock and (5) each issued and outstanding share of Discovery’s Series C-1 Convertible Participating Preferred Stock, par value $0.01 per share (“Discovery Series C-1 Preferred Stock”), will be reclassified and converted into such number of shares of Discovery New Series A Common Stock equal to the number of shares of Discovery Series C Common Stock each such share of Discovery Series C-1 Preferred Stock would have been convertible into under Discovery’s Certificate of Incorporation (including as amended by Discovery’s Certificate of Designation of Series C-1 Convertible Participating Preferred Stock) (such reclassifications and conversions as described in clauses (1), (2), (3), (4) and (5), the “Reclassification”). In connection with the Reclassification, all outstanding Discovery equity awards will be converted into awards denominated in shares of Discovery New Series A Common Stock on the same terms and conditions (including applicable vesting requirements after giving effect to the Merger) in effect prior to the Reclassification.

As a result of the Merger, each share of Spinco Common Stock then issued and outstanding (other than each share of Spinco Common Stock held by Spinco as treasury stock or by Spinco or its subsidiaries, which will be cancelled without consideration) will automatically be converted into the right to receive a number of shares of Discovery New Series A Common Stock such that the aggregate number of shares of Discovery New Series A Common Stock issued to holders of AT&T’s common stock as a result of the Merger represent approximately 71% of the outstanding shares of Discovery New Series A Common Stock on a fully diluted basis (computed using the treasury method) following the completion of the Merger.

The Merger Agreement also provides that, as of immediately following the effective time of the Merger, Discovery will set the size of its board of directors (the “Discovery Board”) at 13 members, consisting of five directors designated by the Discovery Board, and the Chief Executive Officer of Discovery as of immediately after the effective time, and seven directors designated by AT&T (including the director who will serve as the Chairperson of the Discovery Board). In addition, the Merger Agreement provides that David Zaslav, the current Chief Executive Officer of Discovery will be appointed as Chief Executive Officer of the combined company.

Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among other things, (1) consummation of the Distribution; (2) approval of the transactions by Discovery’s stockholders, (3) the listing of Discovery New Series A Common Stock issuable to holders of Spinco Common Stock on Nasdaq; (4) receipt of applicable regulatory approvals, including the expiration or early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other required regulatory approvals; (5) the absence of any law or order prohibiting the consummation of the transactions; (6) the effectiveness of the registration statements to be filed by Discovery and Spinco with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement; (6) the absence of any material adverse effect (as defined in the Merger Agreement) on either the Spinco Business or Discovery; (7) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that the Distribution and certain related transactions will qualify for tax-free treatment under the Internal Revenue Code (the “Code”); and (8) AT&T’s receipt of the Spinco Special Cash Payment in accordance with the terms of the Separation Agreement.

Prior to the closing, AT&T will seek to obtain a private letter ruling from the IRS that the transactions (including the Separation and the Distribution) will qualify as a tax-free reorganization under the Code.

Discovery, Merger Sub, AT&T and Spinco each make certain customary representations, warranties and covenants, as applicable, in the Merger Agreement.

In addition, Discovery and AT&T have agreed, among other things, that neither they nor any of their subsidiaries will (1) solicit alternative transactions or (2) enter into discussions concerning, or provide information or data in connection with, alternative transactions, except under limited circumstances described in the Merger Agreement. Discovery has agreed that it will be obligated to hold a meeting of its stockholders to vote on the transaction even if the Discovery Board has made an RMT Partner Change of Recommendation (as defined in the Merger Agreement). However, in certain circumstances after the occurrence of a Triggering Event (as defined in the Merger Agreement), Discovery or AT&T may terminate the Merger Agreement to enter into definitive agreements for an RMT Partner Superior Proposal or a Spinco Superior Proposal, respectively (each as defined in the Merger Agreement).

The Merger Agreement also contains covenants relating to obtaining financing for the various payments and issuances that Spinco will be making in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement.

The Merger Agreement contains certain customary termination rights for Discovery and AT&T, including, without limitation, a right for either party to terminate if the Merger is not consummated on or before July 15, 2023 (the “Outside Date”). Upon the termination of the Merger Agreement under specified circumstances, Discovery will be required to pay AT&T a termination fee of $720 million or AT&T will be required to pay Discovery a termination fee of $1.77 billion. Such circumstances would be in connection with certain terminations related to or following an RMT Partner Superior Proposal, a Spinco Superior Proposal or an Intervening Event (each as defined in the Merger Agreement).

The Merger Agreement also provides the methodology by which certain expenses will be borne.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Separation Agreement and the Merger Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Discovery, Merger Sub, AT&T or Spinco. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Separation Agreement and the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Separation Agreement or the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Separation Agreement and the Merger Agreement, which subsequent information may or may not be fully reflected in Discovery’s and AT&T’s respective public disclosures.

The Bridge Commitment Letter

On May 17, 2021, Spinco entered into a commitment letter (the “Bridge Commitment Letter”), by and among Spinco, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, pursuant to which such lenders committed to provide to Spinco $41.5 billion in aggregate principal amount of senior unsecured bridge term loans (the “Bridge Loans”), such commitment to be reduced by, among other things, (1) the amount of net cash proceeds received by Spinco (and, following the consummation of the Merger, Discovery) from certain equity and debt issuances, (2) term loan commitments under certain qualifying term loan facilities and (3) certain financings in connection with the Debt Exchange. The proceeds of any funded Bridge Loans will be used by Spinco on the closing date to fund, in part, the Spinco Special Cash Payment (and, if AT&T so elects, a cash dividend in lieu of the Spinco Debt Distribution) and to otherwise fund the other transactions and to pay the related transaction fees and expenses. The commitments under the Bridge Commitment Letter are subject to customary closing conditions. Following the consummation of the Merger, all obligations of Spinco with respect to the Bridge Loans (if any) or, if applicable, the replacement debt financing, will be guaranteed by Discovery and certain of its subsidiaries.

Voting Agreements and Consent Agreement

ANPP and ANP entered into the A/N Consent Agreement with Discovery, pursuant to which ANPP executed and delivered an irrevocable and unconditional consent to the transactions contemplated by the Merger Agreement, including the Merger and the Reclassification (as defined in the Merger Agreement), in connection with ANPP’s approval rights over the transactions under Discovery’s certificate of incorporation as a holder of shares of Series A-1 Convertible Participating Preferred Stock of Discovery. Pursuant to the A/N Consent Agreement, Discovery is required to designate Steve Miron and Steven Newhouse as two of the directors of Discovery who will serve initial three year terms following the Merger. The A/N Consent Agreement also provides for Discovery and ANPP and ANP to enter into a registration rights agreement on customary terms to be effective following the consummation of the Merger.

In addition, John C. Malone and certain of his affiliates and ANPP and ANP, as beneficial owners of shares of Discovery’s capital stock representing, in the aggregate, approximately 43% of the voting power of the issued and outstanding shares of Discovery capital stock when voting as a single class as of May 14, 2021, entered into the Malone Voting Agreement and the A/N Voting Agreement pursuant to which each party thereto agreed to vote the shares of Discovery capital stock owned by them in favor of approval of the issuance of Discovery Common Stock to AT&T stockholders, the amendment of Discovery’s certificate of incorporation and the Merger (excluding in the case of the A/N Voting Agreement with respect to ANPP’s approval rights over the transactions under Discovery’s certificate of incorporation as a holder of shares of Series A-1 Convertible Participating Preferred Stock of Discovery), even if the board of directors of Discovery changes its recommendation that the stockholders of Discovery approve the transactions.

The foregoing summaries of the Malone Voting Agreement, A/N Voting Agreement and the A/N Consent Agreement do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the Malone Voting Agreement, A/N Voting Agreement and the A/N Consent Agreement, each of which is attached hereto as Exhibits 10.1, 10.2 and 10.6, respectively, and is incorporated herein by reference.

Employee Matters Agreement

On May 17, 2021, Discovery entered into the EMA, which establishes the obligations of Discovery and AT&T with respect to the liabilities associated with current and former employees of the Spinco Business and the covenants of the parties with respect to the employment and compensation of such individuals in the context of the RMT. Except as otherwise expressly provided in the EMA, the liabilities for then current and former Spinco employees are allocated to Spinco and the liabilities for the then current and former AT&T employees are allocated to AT&T.

The EMA provides that AT&T will retain responsibility for the employee benefits plans and programs maintained by AT&T or one of its subsidiaries (other than Spinco and its subsidiaries), including the AT&T/ WarnerMedia Pension Benefit Plan. Discovery will assume responsibility for the benefit plans and programs that are sponsored or maintained by Spinco and its subsidiaries. Spinco will also be obligated to make available to certain Spinco employees the retiree medical benefits programs that are in effect immediately prior to the closing for a period of at least three years following the closing. Additionally, under the EMA, Spinco will assume all labor agreements covering Spinco and be responsible for any obligations arising under any multiemployer plan maintained pursuant to such agreements.

Under the EMA, Discovery or Spinco will provide each Spinco employee who continues in employment base salary or wage, target annual cash bonus, target long-term incentives and employees benefits, in each case, no less favorable than those opportunities and benefits provided prior to the closing, until the end of the calendar year following the year in which the closing occurs (the “Continuation Period”), except that if closing occurs in 2023 and prior to March 31, 2023, the Continuation Period with respect to employee benefits will end December 31, 2023 and with respect to base salary or wages and incentive compensation, the Continuation Period will be no less than one year. In addition, any Spinco employee whose employment is involuntarily terminated by Discovery or Spinco or one of its subsidiaries within two years of the closing will be entitled to receive at least the same severance benefits that such individual would have received immediately prior to the closing. Spinco will also be responsible for providing certain retention payments to select individuals who remain continuously employed with Spinco or its subsidiaries for 90 days following the closing, and to provide enhanced severance benefits to select employees.

AT&T equity awards that were granted to Spinco employees prior to May 17, 2021 and are vested and outstanding as of closing will remain AT&T equity awards and be adjusted as appropriate in accordance with the terms of the applicable plans to reflect the transaction. AT&T equity awards that were granted to Spinco employees prior to May 17, 2021 that are outstanding and unvested as of closing will be forfeited and replaced with Discovery equity-based awards of equivalent value having substantially the same terms and conditions. AT&T equity awards that are granted to Spinco employees after May 17, 2021 and are outstanding as of closing will convert to Discovery equity-based awards of equivalent value and otherwise be subject to the same terms and conditions.

The foregoing summary of the EMA does not purport to be a complete description and is qualified in its entirety by reference to the full text of the EMA, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Tax Matters Agreement

On May 17, 2021, Discovery entered into the Tax Matters Agreement, which sets forth the terms and conditions regarding the administration and allocation of taxes, as between AT&T and Discovery, with respect to the Spinco business and the transactions contemplated by the Merger Agreement and the Separation Agreement. The Tax Matters Agreement contains provisions that are intended to protect the tax-free status of the transactions, including an obligation on Discovery to continue the historic Spinco business and restrictions on certain post-closing actions by Discovery. The Tax Matters Agreement also addresses various procedural and administrative matters, including the preparation and filing of tax returns, tax contests and cooperation between AT&T and Discovery.

The foregoing summary of the Tax Matters Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2021, Discovery entered into an amended and restated employment agreement (the “Employment Agreement”) with David Zaslav, our president and chief executive officer. The Employment Agreement, which is entered into in connection with the entry into the Merger Agreement, amends and restates his prior employment agreement (the “Prior Employment Agreement”) and runs through December 31, 2027.

Mr. Zaslav’s base salary will remain $3,000,000 per annum for the duration of the Employment Agreement. Mr. Zaslav’s target annual bonus under the Employment Agreement will remain $22,000,000. After 2021, the annual bonus can exceed the target, subject to a cap of 125% of the target amount. In the event that the transactions contemplated by the Merger Agreement are consummated, then the annual bonus will be paid at the target amount for the calendar year following the calendar year in which the transactions contemplated by the Merger Agreement are consummated. For all other years under the Employment Agreement, there is no guaranteed bonus amount and the actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee of the Board (the “Compensation Committee”) in consultation with Mr. Zaslav.

Under the Employment Agreement, Mr. Zaslav received grants of stock options under the 2013 Stock Incentive Plan (the “Stock Options”), which were valued at $190 million using the Black-Scholes option-pricing model. The Stock Options shall be broken into the two groups described below. Each group of Stock Options consists of five grants, with the number of shares, exercise prices, vesting, and exercisability as follows:

Group 1 Stock Options

•

A grant of 1,635,284 stock options with a per share exercise price equal to the closing price of our Series A common stock on the last business day prior to the date of grant (“Grant Date Price”), vesting in four equal installments on May 16 of 2022, 2023, 2024, and 2025;

•	A grant of 1,519,414 stock options with a per share exercise price equal to 105% of the Grant Date Price, vesting in four equal installments on May 16 of 2023, 2024, 2025, and 2026;

•	A grant of 1,557,685 stock options with a per share exercise price equal to 110.25% of the Grant Date Price, vesting in three substantially equal installments on May 16 of 2024, 2025, and 2026;

•	A grant of 1,603,292 stock options with a per share exercise price equal to 115.76% of the Grant Date Price, vesting in two equal installments on May 16 of 2025 and 2026; and

•	A grant of 1,682,083 stock options with a per share exercise price equal to 121.55% of the Grant Date Price, vesting on May 16, 2026.

Group 2 Stock Options

•	A grant of 1,360,127 stock options with a per share exercise equal to the Grant Date Price, vesting in four equal installments on January 1 of 2024, 2025, 2026, and 2027;

•	A grant of 1,421,234 stock options with a per share exercise price equal to 105% of the Grant Date Price, vesting in four equal installments on January 1 of 2025, 2026 and 2027 and December 31, 2027;

•

A grant of 1,401,917 stock options with a per share exercise price equal to 110.25% of the Grant Date Price, vesting in three substantially equal installments on January 1 of 2026 and 2027 and December 31, 2027;

•	A grant of 1,270,188 stock options with a per share exercise price equal to 115.76% of the Grant Date Price, vesting in two equal installments on January 1 of 2027 and December 31, 2027; and

•	A grant of 1,322,488 stock options with a per share exercise price equal to 121.55% of the Grant Date Price, vesting on December 31, 2027.

In addition, Mr. Zaslav will receive an additional grant of options on January 3, 2022 for 198,132 shares, which will have the same characteristics as the second grant of the Group 1 Stock Options above, provided he remains a full-time employee of the Company through January 3, 2022. If the Company stock price exceeds $37.43 on January 3, 2022, additional awards will be made to address the lost economic value attributable to the higher exercise price.

Mr. Zaslav will be fully vested in all Stock Options as of the end of his contract term on December 31, 2027. The Employment Agreement contains provisions permitting Mr. Zaslav to pay the exercise price for his Stock Options, as well as the taxes on the compensation recognized on such exercise, through a contemporaneous broker-assisted sale of shares. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason, or on account of death or Disability, all of the outstanding Stock Options will become fully vested and exercisable in accordance with the terms of the Employment Agreement and the applicable awards.

Mr. Zaslav will also be granted annual awards of performance-based restricted stock units (“PRSUs”) from 2022 to 2027, conditioned on his employment on the grant date of each tranche of PRSUs. The number of PRSUs in each grant from 2022 through 2027 will continue to be determined using the same methodology as in the Prior Employment Agreement, by dividing $12 million by the closing price of Discovery Common Stock on the date prior to grant. The PRSUs will be earned based on the achievement of performance metrics measured over a one-year performance period. The Compensation Committee will set the performance metrics for each one-year performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the one-year performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the one-year performance period and one-half as soon as practicable after the beginning of the third calendar year following the one-year performance period. Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs.

The Employment Agreement contains provisions permitting withholding taxes to be satisfied through a reduction in the number of shares issued to Mr. Zaslav upon settlement of PRSUs, subject to limitations in certain circumstances.

Mr. Zaslav is required to hold 1,500,000 shares of Discovery Common Stock throughout the term of the Employment Agreement.

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav will receive a car allowance of $1,400 per month and, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with his prior employment agreement (the “Time Sharing Agreement”) shall be entitled to use the Company’s aircraft for up to 250 hours of personal use per year, which includes Mr. Zaslav’s spouse traveling separately on the aircraft if such travel is to join Mr. Zaslav at a location where he has travelled for business purposes. The Company shall pay for the first 125 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 125 hours. Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Employment Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

If Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the Employment Agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits. Mr. Zaslav will be deemed to have a “disability” is he is unable to perform substantially all of his duties under the Employment Agreement in the normal and regular manner due to physical or mental illness or injury and has been unable to do so for 150 days or more during the 12 consecutive months then ending.

In the event of termination due to death or disability, the outstanding Stock Options shall vest and be immediately exercisable, pursuant to the terms of their award agreements, and any unvested stock appreciation rights (“SARs”) granted pursuant to the Prior Employment Agreement shall vest and become payable in a lump sum to Mr. Zaslav within sixty (60) days of such termination . If Mr. Zaslav dies or separates due to disability during the term of the Employment Agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination. If Mr. Zaslav dies or is separated due to disability prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav is terminated for “Cause” or resigns (other than within the 30 days following the 30th day after a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited.

“Cause” means (i) a material adverse effect on the business of the Company as a result of Mr. Zaslav’s gross neglect, willful malfeasance or willful gross misconduct in connection with his employment, unless Mr. Zaslav reasonably believed in good faith that such act or non-act was in or not opposed to the best interests of the Company; (ii) Mr. Zaslav is convicted of, or pleads guilty or nolo contendre to, or fails to defend against, a felony; (iii) Mr. Zaslav substantially and continuously refuses to perform his duties under the Employment Agreement or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics); (iv) Mr. Zaslav breaches the restrictive covenants contained in the Employment Agreement; (v) Mr. Zaslav violates any policy of the Company that is generally applicable to all employees or all of our officers or the Company’s code of conduct, that Mr. Zaslav knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; or (vi) Mr. Zaslav fails to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices.

“Good Reason” means the Company’s: (i) reduction of Mr. Zaslav’s base salary; (ii) material reduction in the amount of the annual bonus which Mr. Zaslav is eligible to earn; (iii) relocation of Mr. Zaslav’s primary office at the Company to a facility or location that is more than 40 miles away from Mr. Zaslav’s primary office location immediately prior to such relocation and is further away from Mr. Zaslav’s residence; (iv) material reduction of Mr. Zaslav’s duties; or (v) material breach of the Employment Agreement.

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason, Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics); (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the

Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting of Mr. Zaslav’s unvested Stock Options; plus (vi) accelerated vesting of Mr. Zaslav’s unvested SARs, which shall become payable in a lump sum within sixty (60) days of such termination; plus (vii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family. The “Severance Period” shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned).

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Employment Agreement on December 31, 2027, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family; plus (iii) the Company shall pay to Mr. Zaslav an amount equal to the sum of (1) the annualized base salary Mr. Zaslav was earning in 2027, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), which amount shall be paid in substantially equal payments over the course of the 12 months immediately following his separation from service after the expiration of the Employment Agreement, in accordance with the Company’s normal payroll practices during such period.

If Mr. Zaslav remains employed by the Company (or its successor) for 30 days following a Change in Control or is terminated other than for Cause or for Good Reason during that 30-day period, then the outstanding PRSUs granted under the Employment Agreement (for which the performance period has not expired) unvested SARs and the unvested Stock Options granted under the Employment Agreement will become fully vested as of such date. In the event Mr. Zaslav’s employment is terminated (i) other than for Cause or for Good Reason within 60 days following a Change in Control, or (ii) voluntarily by Mr. Zaslav within the 30 calendar days commencing on the 31stday after a Change in Control, then Mr. Zaslav shall be treated as if his employment was terminated without Cause or for Good Reason, except that the outstanding PRSUs for which the performance period has not expired shall be earned regardless of actual performance and unvested Stock Options will become immediately vested and exercisable.

Any unvested Stock Options, SARs or unvested PRSUs granted under the Prior Employment Agreement shall become 70% vested upon and subject to the closing of the Merger and the remaining 30% of such Stock Options, SARs and PRSUs shall remain outstanding and continue to vest as provided in the Prior Employment Agreement.

A “Change in Control” shall mean (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization; (B) within any 12 month period, “Incumbent Directors” shall cease to constitute a majority of the members of the Board. “Incumbent Directors” shall mean (i) those persons serving as members of the Board at the beginning of the applicable 12-month period and (ii) any other person nominated for election or elected to the Board by a majority of the persons then serving on the

Board who are treated as Incumbent Directors, unless such person’s election, or nomination for election, to the Board was as a result of, or in connection with, a proxy contest; (C) any person, including a group as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other (i) than Advance/Newhouse Programming Partnership (individually and with its affiliates) or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall acquire stock representing 33% or more of the combined voting power of the voting securities of the Company; or (D) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. However, the Merger shall not be deemed a “Change in Control” for purposes of the Employment Agreement and if the Merger is abandoned or terminated, then “Change in Control” shall have the definition ascribed to it in the Prior Employment Agreement.

Pursuant to the Employment Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Employment Agreement and for a period of two years thereafter, unless Mr. Zaslav’s employment is terminated without Cause or for Good Reason, in which case the restricted period would be reduced to one year following termination.

The foregoing summary of the Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery and Spinco, which will immediately follow the proposed separation of Spinco from AT&T (together, the “proposed transaction”). In connection with the proposed transaction, Discovery intends to file a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC. In addition, Spinco expects to file a registration statement in connection with its separation from AT&T. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statements and proxy statement/prospectus (when available) and other documents filed by Discovery and Spinco with the SEC at http://www.sec.gov. Free copies of the registration statements and proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at https://ir.corporate.discovery.com. Free copies of documents filed with the SEC by AT&T or Spinco will be made available free of charge on AT&T’s investor relations website at https://investors.att.com/.

Participants in the Solicitation

Discovery, AT&T and Spinco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Discovery is set forth in its definitive proxy statement, which was filed with the SEC on April 30, 2021. Information about the directors and executive officers of AT&T is set forth in its definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2021. Information about the directors and executive officers of Spinco will be set forth in its registration statement to be filed with the SEC in connection with its separation from AT&T. Investors may obtain additional information regarding the interests of such participants by reading the registration statements, proxy statement/prospectus and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between AT&T and Discovery constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Discovery and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction, (2) the risk that Discovery stockholders may not approve the proposed transaction, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner, (5) risks related to potential litigation brought in connection with the proposed transaction, (6) the risk that the integration of Discovery and Spinco will be more difficult, time consuming or costly than expected, (7) risks related to financial community and rating agency perceptions of each of AT&T and Discovery and its business, operations, financial condition and the industry in which it operates, (8) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (9) failure to realize the benefits expected from the proposed transaction, (10) effects of the announcement, pendency or completion of the proposed transaction on the ability of AT&T, Spinco or Discovery to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally and (11) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery’s filings with the SEC and in the Form S-4, containing a proxy statement/prospectus, to be filed by Discovery and the registration statement to be filed by Spinco in connection with the proposed transaction. None of Discovery, AT&T or Spinco is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 17, 2021, by and among Discovery, Inc., AT&T Inc., Magallanes, Inc. and Drake Subsidiary, Inc.

2.2	Separation and Distribution Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T Inc. and Magallanes, Inc.

10.1	Voting Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T Inc., Magallanes, Inc., John C. Malone, John C. Malone 1995 Revocable Trust, Malone Discovery 2021 Charitable Remainder Unitrust and Malone CHUB 2017 Charitable Remainder Unitrust

10.2	Voting Agreement, dated as of May 17, 2021, by and among Discovery Inc., AT&T Inc., Magallanes, Inc., Advance/Newhouse Programming Partnership and Advance/Newhouse Partnership

10.3	Employee Matters Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T Inc. and Magallanes, Inc.

10.4	Amended and Restated Employment Agreement, dated as of May 16, 2021, by and between David Zaslav and Discovery, Inc.

10.5	Form of David Zaslav Stock Option Grant Agreement

10.6	Consent Agreement, dated as of May 17, 2021, by and among Discovery Inc., Advance/Newhouse Programming Partnership and Advance/Newhouse Partnership

10.7	Tax Matters Agreement, dated as of May 17, 2021, between AT&T Inc., Magallanes, Inc. and Discovery, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021	DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
Name: Gunnar Wiedenfels
Title: Chief Financial Officer